EXHIBIT 21.1

AMKOR TECHNOLOGY, INC.

LIST OF SUBSIDIARIES

A.	Amkor Technology Hong Kong Limited, a wholly owned limited liability corporation organized under the laws of Hong Kong (incorporated September 29, 2000).

B.	Amkor Wafer Fabrication Services, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated December 15, 1997).

C.	Amkor Iwate Company, Ltd., a wholly owned corporation incorporated under the laws of Japan (incorporated July 21, 1953).

D.	13% ownership in Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1998, acquired July 26, 2001).

E.	Amkor Assembly & Test (Shanghai) Co., Ltd., a wholly owned corporation organized under the laws of the People’s Republic of China (incorporated March 8, 2001).

F.	Amkor Technology Singapore Pte. Ltd., a wholly owned corporation organized under the laws of Singapore (incorporated March 3, 2004).

G.	Guardian Assets, Inc., a wholly owned Delaware corporation (incorporated February 26, 1998), and its subsidiaries:

1)	Amkor Technology Euroservices, S.A.R.L., a wholly owned corporation organized under the laws of France (incorporated January 1, 1994).

2)	Amkor Technology Japan, K.K., a wholly owned corporation organized under the laws of Japan (incorporated July 23, 1999).

3)	Amkor International Holdings, a wholly owned British Cayman Islands corporation (incorporated March 19, 1998) and Delaware LLC (domesticated December 22, 2004) and its subsidiaries:

a)	P-Four, a Philippines corporation (incorporated December 16, 1998) and Delaware LLC (domesticated December 23, 2004) and its subsidiary:

(i)	60% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976) and Delaware LLC (domesticated May 11, 1999) (40% ownership by Amkor Technology Limited).

b)	Amkor Technology Limited, a wholly owned corporation organized under the laws of the British Cayman Islands (incorporated February 10, 1989) and its subsidiaries:

(i)	Amkor Technology Korea, Inc., a wholly owned corporation organized under the laws of the Republic of Korea (incorporated February 19, 1999).

(ii)	SemiSys Co., Ltd., a wholly owned corporation organized under the laws of the Republic of Korea.

(iii)	40% ownership of Amkor Technology Philippines, a Philippines corporation (incorporated August 31, 1976) and Delaware LLC (domesticated May 11, 1999) (60% ownership by P-Four, Inc.).

(iv)	84% ownership of Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1998, acquired July 26, 2001) and its subsidiary:

(A)	Amkor Technology Greater China, Ltd. (formerly Sampo Investments Ltd.), a wholly owned corporation organized under the laws of the Republic of China (acquired July 10, 2001).

H.	Unitive, Inc., a wholly owned Delaware corporation (incorporated December 16, 2004), and its subsidiaries:

a)	Unitive Electronics, Inc, a wholly owned North Carolina corporation (incorporated April 16, 1996).

b)	Unitive International Ltd, a wholly owned corporation organized under the laws of the Netherlands Antilles (incorporated October 28, 1998).

(i)	18.36% of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).

I.	41.64% of Unitive Semiconductor Taiwan Corp., a corporation organized under the laws of the Republic of China (established June 30, 1999).

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